Exhibit 99.1

Dynamic Natural Resources Inc. completes strategic review with Energy Investment Banker
Wilshire Capital Group, Inc.; New President Installed

Wednesday January 23, 9:51 am ET

DALLAS—(BUSINESS WIRE)—Dynamic Natural Resources Inc. (Ticker: DYNI.OB) is pleased to announce that, in conjunction with the investment banker Wilshire Capital Group, Inc. of Dallas, it has completed a key strategic review, support from which will assist the company to rapidly expand over the next months following a defined path enabled by funding of its investment banking needs. Wilshire Capital Group will assist Dynamic in completing a program of sustained stair stepping growth, acquisitions and organic capitalization.

Dynamic also announced that in working with Wilshire Capital Group, Mr. Bruce Scambler has been elected President of the company and new board member. Mr Scambler started with KPMG in 1980 and is a CPA, with over 30 years of business experience, of which over ten years has been working in the Mid Continent oil and gas industry. Mr Scambler has been an officer and director of public companies in the United States and the United Kingdom including Chief Financial Officer of Cotton Valley Resources and Aspen Energy. Mr Scambler has a proven track record of successful financing, restructuring, and value added growth in companies he has managed. His management has included prospect and company acquisitions, mergers and realizations. The added experience of hands on field operations, drilling, well work-overs, and production enhancement has proven multiples of success. Bruce received a degree in law from Bristol University, Bristol, England, and a MBA from Strathclyde Graduate Business School in Glasgow, Scotland. Bruce served as a pilot officer in the Royal Air Force. Bruce is a recognized speaker on COPAS/taxation and other oil and gas taxation matters. His community involvement includes working as a Court Appointed Special Advocate (CASA), Board Member Court Appointed Special Advocates, and is a Lay Reader with All Souls Episcopal Church.

Mr. Scambler said, “I look forward to working through the exciting drilling and development opportunities we will be able to announce shortly. These prospects, together with a sufficient supply of low cost reworks for the next years have been historically undervalued. We will continue to focus on a diverse series of prospects to bring heartland oil and gas assets to the market. Our new expanding management team will help us quickly widen our geographic scope to a larger mid-continent span. Dynamic has prospects and location development opportunities which will become much more appreciated in the next year.”

Scott R. Masse, CEO states, “As we start 2008, Dynamic is entering into a new phase of development, which entails broadening our management team to facilitate corporate growth. Mr. Scambler’s knowledge, expertise, experience and contacts will be a great addition to our team. Dynamic is pleased that our new partnership with Wilshire Capital has helped us to obtain Bruce. We look forward to announcing other additions to our team in the weeks to come.”

Please visit our website at www.dynamicnaturalsresources.com for updates on our management team and projects we are involved in.

This press release may contain forward-looking statements covered within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, plans and timing for the introduction or enhancement of our services and products, statements about future market conditions, supply and demand conditions, and other expectations, intentions and plans contained in this press release that are not historical fact and involve risks and uncertainties. Our expectations regarding future revenues depend upon our ability to develop and supply products and services that we may not produce today and that meet defined specifications. When used in this press release, the words “plan,” “expect,” “believe,” and similar expressions generally identify forward-looking statements. These statements reflect our current expectations. They are subject to a number of risks and uncertainties, including, but not limited to, changes in technology and changes in pervasive markets.

Contact:

Dynamic Natural Resources, Inc.
Scott Masse, CEO
508-463-6290
508-384-3390 fax
http://www.dynamicnaturalresources.com
dynamicoilceo@yahoo.com